Exhibit 10.1

Execution version

SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Seventeenth Amendment”) is entered effective December 31, 2018 by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.) (“Air”), a corporation organized under the laws of the State of New York, NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.) (“Nassau”), a corporation organized under the laws of the State of New York, EUR-PAC CORPORATION (“EUR-PAC”), a corporation organized under the laws of the State of Connecticut, ELECTRONIC CONNECTION CORPORATION (“ECC”), a corporation organized under the laws of the State of Connecticut, and THE STERLING ENGINEERING CORPORATION (“STERLING”), a corporation organized under the laws of the State of Connecticut, (“Sterling,” and collectively with Air, Nassau, EUR-PAC and ECC, the “Borrower”), AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation)(“AIR GROUP”) a corporation organized under the laws of the State of Nevada and AIR REALTY GROUP, LLC, (“REALTY”), a limited liability company organized under the laws of the State of Connecticut, (REALTY collectively with AIR GROUP, “Guarantor”), (collectively, Borrower and Guarantor, each an “Obligor”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Obligor and PNC entered into a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated June 27, 2013 (which has been, is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”);

WHEREAS, Obligor and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Seventeenth Amendment.

WHEREAS, Air Group sold all of the issued and outstanding Shares of Welding Metallurgy, Inc. and, by virtue thereof, its Subsidiary Stock in and to Compac Development Corp. pursuant to Stock Purchase Agreement dated March 21, 2018 to CPI Aerostructures, Inc. and the Net Proceeds thereof having been paid to and applied by Agent pursuant to that payoff letter dated December 20, 2018 (the “WM Sale”).

NOW, THEREFORE, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Obligor acknowledges that the most recent statement of account sent to Obligor with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)	Effective as of the closing of the WM Sale, the definition of “Borrower” in the Loan Agreement and the Other Documents is hereby amended to be Air, Nassau, EUR-PAC, ECC and Sterling only.

(b)	The following definitions are hereby amended and restated or added to Section 1.2 of the Loan Agreement to read as follows:

“Letter of Credit Sublimit” shall mean $250,000.

“Obligor” shall mean each Borrower and each Guarantor, either separately or collectively.

“Original Owners” shall mean with regard to Air, Nassau, EUR-PAC and ECC and Sterling: Air Group and all issued and outstanding shares of Air, Nassau, Sterling, EUR-PAC and ECC are Subsidiary Stock of Air Group.

“Other Documents” shall mean the Note, the Guaranty, any Lender-Provided Interest Rate Hedge, the Escrow Agreement executed in connection with the WM Sale, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus four percent (4.00%) with respect to Domestic Rate Loans and (b) effective on the Seventeenth Amendment Closing Date and thereafter, Advances will no longer be repayable as Eurodollar Rate Loans.

“Seventeenth Amendment Closing Date” shall mean December 31, 2018.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Borrower or an Obligor by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Borrower or an Obligor by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after June 27, 2013, (x) could not reasonably be expected to cause the undistributed earnings of such  Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Borrower or Obligor and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

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“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus four percent (4.00%) with respect to Domestic Rate Loans and (b) effective on the Seventeenth Amendment Closing Date and thereafter, Eurodollar Rate Loans will be treated as Domestic Rate Loans and repayable at the sum of the Alternate Base Rate plus four percent (4.00%).

“Termination Date” shall mean December 31, 2019 or such other date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

“WM Sale” shall have the meaning in the third “WHEREAS” clause on the first page of the Seventeenth Amendment.

(c)	Subsection 2.1(a)(ii) is hereby amended to read as follows:

(ii)  up to the lesser of (A) 75%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory, (B) 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith), or (C) the Inventory Sublimit in the aggregate at any one time (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(d)	Section 6.5 is hereby amended to read as follows:

Minimum EBITDA. Maintain EBITDA at such levels as shall be determined by Agent not later than January 15, 2019 but which shall not be less than that which will generate “break even” EBITDA on a fixed charge basis during fiscal year 2019.

(e)	Section 7.6 is hereby amended to read as follows:

Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $1,000,000.

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(f)	Subsection 16.2(e) is hereby amended to read as follows:

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent has at its discretion and without the consent of any Lender, agreed to permit the outstanding Revolving Advances to exceed the Formula Amount by up to $1,100,000 above the Formula Amount as of the Seventeenth Amendment Closing Date (the “Out-of-Formula Loans”), provided that the Borrower shall repay to Agent not less than $25,000 per week on account of the outstanding balance of the Out-of-Formula Loans commencing April 1, 2019 through December 30, 2019 with the unpaid balance payable in full on the Termination Date. Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable as provided and shall bear interest at the Contract Rate; provided that, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Obligors decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances. Failure by Borrower to repay any of such Out-of-Formula Loans as herein provided is an Event of Default.

(g)	Section 16.6 is hereby amended to read as follows:

(A)	If to Agent or PNC at:

PNC Bank, National Association

40 Madison Avenue, 11th Floor

New York, NY 10173

Attention: Victor Alarcon, SVP

Telephone: (212) 752-6098

Facsimile: (212) 303-0060

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attention: Lisa Pierce

Telephone: (412) 762-6442

Facsimile: (412) 762-8672

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with an additional copy to:

Wilentz, Goldman & Spitzer, P.A.

14 Wall Street

New York, New York 10005

Attention: Paul H. Shur, Esq.

Telephone: (646) 746-8910

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Obligor:

Air Industries Machining, Corp.

360 Motor Parkway – Suite 100

Hauppauge, New York 11788-5182

Attention: Mr. Lou Melluzzo, President

Telephone: (631) 252-1375

Facsimile: (631) 514-5424

with a copy to:

Mandelbaum Salsburg, P.C.

1270 Avenue of the Americas

Suite 1808

New York, New York 10020

Attention: Vincent J. McGill, Esq.

Telephone: (212) 324-1876

Facsimile: (917) 383-1228

3)	GUARANTOR’S RATIFICATION. (A) AIR GROUP hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated August 24, 2007 executed by Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation, and (B) Air Realty Group, LLC, a Connecticut limited liability company, hereby reaffirms its continuing obligations under the terms of that certain Continuing Unlimited Guaranty dated March 9, 2015 (collectively, the “Guaranty”), and each acknowledges that (i) it has read this Seventeenth Amendment, (ii) the Obligations under the Loan Agreement are secured by the Guaranty, and (iii) they make such reaffirmation with full knowledge of the terms thereof.

4)	EQUITY INTERESTS. Obligor hereby represents, warrants, and covenants that no Obligor or Subsidiary thereof (a) which is a corporation has designated or permitted, nor shall designate or permit, any of its Equity Interests to be treated as other than as “uncertificated securities” as contemplated by Section 8-102 (18) of Article 8 of the Uniform Commercial Code except as permitted by Agent, or (b) which is a limited liability company has designated or permitted, nor shall designate or permit, any of its Equity Interests to be treated as a “security” as contemplated by Section 8-103 (c) of Article 8 of the Uniform Commercial Code. Obligor further represents, warrants, and covenants that by virtue of the foregoing, Agent and Lenders have a first and only perfected security interest in all such Equity interests by virtue of the Loan Agreement grant of a security interest in all investment property and Subsidiary Stock and Uniform Commercial Code financing statements filed as consistent with the Loan Agreement and Other Documents.

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5)	ACKNOWLEDGMENTS. Obligor acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of each Obligor contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D) Obligor has taken all necessary action to authorize the execution and delivery of this Seventeenth Amendment; and

(E) this Seventeenth Amendment is a modification of an existing obligation and is not a novation.

6)	CONDITIONS. As conditions to the effectiveness of any of the modifications, consents, or waivers contained herein, all of the following shall be satisfied:

(A) Obligor shall provide the Agent with this Seventeenth Amendment, properly executed on the Seventeenth Amendment Closing Date;

(B) Obligor shall pay to Agent an extension fee in the following amounts on the following dates: (i) $250,000 on the earlier of (a) the date that the Obligations are indefeasibly paid in full or (b) June 30, 2019, which amount is deemed earned in full upon the Seventeenth Amendment Closing Date, (ii) $125,000 on the earlier of (a) the date that the Obligations are indefeasibly paid in full or (b) December 31, 2019, which amount is deemed earned in full as of July 1, 2019, (iii) $125,000 on the earlier of (a) the date that the Obligations are indefeasibly paid in full or (b) December 31, 2019, which amount is deemed earned in full as of October 1, 2019 (iv) $500,000 on December 31, 2019, which amount is deemed earned in full as of December 31, 2019;

(C) Michael Taglich (i) has loaned not less than Two Million Dollars ($2,000,000) to Borrower and not later than January 15, 2019 shall execute a subordination agreement in form and substance acceptable to Agent and (ii) shall make a capital infusion to Borrower in the amount of not less than Eight Hundred Thousand Dollars ($800,000) not later than January 15, 2019 both to support working capital of Borrower;

(D) Obligor shall pay all legal fees incurred by the Agent in entering into this Seventeenth Amendment to Wilentz, Goldman & Spitzer, P.A. on the Seventeenth Amendment Closing Date; and

(E) Obligor shall pay all other fees and costs incurred by the Agent in entering into this Seventeenth Amendment on the Seventeenth Amendment Closing Date.

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7)	MISCELLANEOUS. This Seventeenth Amendment shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles. This Seventeenth Amendment, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Seventeenth Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Seventeenth Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Seventeenth Amendment, the Loan Agreement or the Other Documents. This Seventeenth Amendment, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Seventeenth Amendment, the Loan Agreement and/or any of the Other Documents, the terms of this Seventeenth Amendment, then the Loan Agreement, shall control. This Seventeenth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

8)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Seventeenth Amendment the day and year above written.

ATTEST:		AIR INDUSTRIES MACHINING, CORP.

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		NASSAU TOOL WORKS, INC.
(formerly known as NTW Operating Inc.)

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		EUR-PAC CORPORATION

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		ELECTRONIC CONNECTION CORPORATION

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		THE STERLING ENGINEERING CORPORATION

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		AIR INDUSTRIES GROUP

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ATTEST:		AIR REALTY GROUP, LLC

By:	/s/ Michael Recca	By:	/s/ Luciano Melluzzo
Name:	MICHAEL RECCA	Name:	LUCIANO MELLUZZO
Title:	Chief Financial Officer	Title:	Chief Executive Officer

(SIGNATURE PAGE TO SEVENTEENTH AMENDMENT –

CONTINUED ON NEXT PAGE)

PNC BANK, NATIONAL ASSOCIATION
Lender and as Agent

By:	/s/ Victor Alarcon
Name:	VICTOR ALARCON
Title:	Senior Vice President

(END OF SIGNATURE PAGES TO SEVENTEENTH AMENDMENT)